QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Endocardial Solutions, Inc. 1993 Long-Term Incentive and Stock Option Plan of our report dated February 16, 2001, except for Note 15 as to which the date is March 27, 2001, with respect to the financial statements of Endocardial Solutions, Inc. included in its Annual Report (Form 10-K/A), filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 15, 2001

QuickLinks

Consent of Independent Auditors